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                                                                    Exhibit 23.1

[PRICEWATERHOUSECOOPERS LOGO]

                                             PRICEWATERHOUSECOOPERS
                                             Rua da Candelaria, 65 11-15
                                             20091-020 Rio de Janeiro, RJ-Brasil
                                             Caixa Postal 949
                                             Telefone (21) 3232-6112
                                             Fax (21) 2516-6319
                                             www.pwc.com/br


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated May 5, 2006 relating to the consolidated financial statements of Telemar Participacoes S.A., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

Rio de Janeiro, May 8, 2006


/s/ PricewaterhouseCoopers
--------------------------------
PricewaterhouseCoopers
Auditores Independentes